Exhibit 99.15

Johnson & Johnson Reports 2016 Third-Quarter Results:

Sales of $17.8 Billion Increased 4.2% versus 2015 Third Quarter
Third-Quarter EPS was $1.53
Adjusted 2016 Third-Quarter EPS of $1.68 Increased 12.8%*

Strong Operational Sales Growth of 5.9%, Excluding
Acquisitions/Divestitures and Hepatitis C Impact
Continued Progress of Robust Pharmaceutical Pipeline

New Brunswick, N.J. (Oct. 18, 2016) - Johnson & Johnson (NYSE: JNJ) today announced sales of $17.8 billion for the third quarter of 2016, an increase of 4.2% as compared to the third quarter of 2015. Operational sales results increased 4.3% and the negative impact of currency was 0.1%. Domestic sales increased 6.7%. International sales increased 1.5%, reflecting operational growth of 1.7% and a negative currency impact of 0.2%. Excluding the net impact of acquisitions, divestitures and hepatitis C sales, on an operational basis, worldwide sales increased 5.9%, domestic sales increased 7.3% and international sales increased 4.2%.* Operations in Venezuela negatively impacted worldwide operational sales growth by 30 basis points, and international sales growth by 70 basis points.
Net earnings and diluted earnings per share for the third quarter of 2016 were $4.3 billion and $1.53, respectively. Third quarter 2016 net earnings included after-tax intangible amortization expense of approximately $0.2 billion and a charge for after-tax special items of approximately $0.2 billion. Third quarter 2015 net earnings included after-tax intangible amortization expense of approximately $0.4 billion and a charge for after-tax special items of approximately $0.4 billion. Excluding after-tax intangible amortization expense and special items, adjusted net earnings for the current quarter were $4.7 billion and adjusted diluted earnings per share were $1.68, representing increases of 12.2% and 12.8%, respectively, as compared to the same period in 2015.* On an operational basis, adjusted diluted earnings per share also increased 12.8%.* A reconciliation of non-GAAP financial measures is included as an accompanying schedule.
“Our third-quarter results reflect the success of our new product launches and the strength of our core businesses, driven by strong growth in our Pharmaceuticals business. With a number of regulatory approvals, several new drug application submissions and new breakthrough therapy designations from the FDA, we are increasingly confident in our pipeline expectation of filing 10 new pharmaceutical products between 2015 and 2019, each with revenue potential over $1 billion,” said Alex Gorsky, Chairman and Chief Executive Officer. “Our broad-based business model, strategic investments and talented colleagues position us well for continued leadership in health care.”
The Company maintained its sales guidance for the full-year 2016 of $71.5 billion to $72.2 billion. Additionally, the Company increased its adjusted earnings guidance for full-year 2016 to $6.68 - $6.73 per share.*
Worldwide Consumer sales of $3.3 billion for the third quarter 2016 represented a decrease of 1.6% versus the prior year, consisting of an operational increase of 0.1% and a negative impact from currency of 1.7%. Domestic sales increased 1.1%; international sales decreased 3.3%, which reflected an operational decrease of 0.6% and a negative currency impact of 2.7%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales decreased 0.4%, domestic sales decreased 1.5% and international sales increased 0.3%*. Operations in Venezuela negatively impacted worldwide Consumer operational sales growth by 110 basis points and international sales growth by 180 basis points.
Worldwide operational results, excluding the net impact of acquisitions and divestitures, were negatively impacted by lower trade inventory levels, primarily in the U.S. Positive contributors to Consumer operational sales results included LISTERINE® oral care products; AVEENO® skin care products and digestive health products and international smoking aids in over-the-counter products.
Worldwide Pharmaceutical sales of $8.4 billion for the third quarter 2016 represented an increase of 9.2% versus the prior year with an operational increase of 9.0% and a positive impact from currency of 0.2%. Domestic sales increased 11.8%; international sales increased 5.4%, which reflected an operational increase of 5.0% and a positive currency impact of 0.4%. Excluding the net impact of acquisitions, divestitures and hepatitis C sales, on an operational basis, worldwide sales increased 10.7%, domestic sales increased 13.0% and international sales increased 7.0%.*
Worldwide operational results, excluding the net impact of acquisitions, divestitures and hepatitis C sales, were driven by new products and the strength of core products. Strong growth in new products include IMBRUVICA® (ibrutinib), an oral, once-daily therapy approved for use in treating certain B-cell malignancies, a type of blood or lymph node cancer; DARZALEX® (daratumumab), for the treatment of patients with multiple myeloma; and XARELTO® (rivaroxaban), an oral anticoagulant.
Additional contributors to operational sales growth included STELARA® (ustekinumab), REMICADE® (infliximab) and SIMPONI®/SIMPONI ARIA® (golimumab), biologics approved for the treatment of a number of immune-mediated inflammatory diseases; and INVEGA® SUSTENNA®/XEPLION®/TRINZA® (paliperidone palmitate), long-acting, injectable atypical antipsychotics for the treatment of schizophrenia in adults.
During the quarter, the U.S. Food and Drug Administration (FDA) approved INVOKAMET® XR (canagliflozin/metformin HCl extended-release) for first-line treatment of adults with type 2 diabetes, and STELARA® (ustekinumab) for the treatment of adults with moderately to severely active Crohn's disease. The Committee for Medicinal Products for Human Use issued a positive opinion recommending approval of STELARA® for the treatment of adults with moderately to severely active Crohn's disease.
Additionally, regulatory applications for approval were submitted to the FDA and European Medicines Agency (EMA) for DARZALEX® in combination with standard-of-care regimens for patients with multiple myeloma who have received at least one prior therapy. DARZALEX® also received Breakthrough Therapy Designation from the FDA for this pending indication. The FDA also granted Breakthrough Therapy Designation to esketamine for major depressive disorder with imminent risk for suicide. Regulatory applications for approval were also submitted to the FDA for sirukumab in rheumatoid arthritis, and to EMA for a darunavir-based single tablet regimen for the treatment of HIV-1.
Worldwide Medical Devices sales of $6.2 billion for the third quarter 2016 represented an increase of 1.1% versus the prior year consisting of an operational increase of 0.7% and a positive currency impact of 0.4%. Domestic sales increased 1.4%; international sales increased 0.7%, which reflected an operational decline of 0.2% and a positive currency impact of 0.9%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 3.1%, domestic sales increased 2.3% and international sales increased 3.9%.*
Worldwide operational results, excluding the net impact of acquisitions and divestitures, were driven by electrophysiology products in the Cardiovascular business; endocutters and energy in the Advanced Surgery business; ACUVUE® contact lenses in the Vision Care business; and joint reconstruction and trauma products in the Orthopaedics business.
During the quarter, a definitive agreement was announced to acquire Abbott Medical Optics, a wholly-owned subsidiary of Abbott Laboratories, for $4.325 billion in cash. Acclarent announced the U.S. launch of ACCLARENT AERA™, the first balloon dilation intervention approved by the FDA for Eustachian Tube Dysfunction.

About Johnson & Johnson
Caring for the world, one person at a time, inspires and unites the people of Johnson & Johnson. We embrace research and science - bringing innovative ideas, products and services to advance the health and well-being of people. Our approximately 126,900 employees at more than 250 Johnson & Johnson operating companies work with partners in health care to touch the lives of over a billion people every day, throughout the world.
* Operational sales growth excluding the net impact of acquisitions, divestitures and hepatitis C sales, as well as adjusted net earnings, adjusted diluted earnings per share and operational adjusted diluted earnings per share excluding after-tax intangible amortization expense and special items, are non-GAAP financial measures and should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Except for guidance measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying financial schedules of the earnings release and the Investor Relations section of the company’s website at www.investor.jnj.com. Johnson & Johnson does not provide GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments without unreasonable effort. These items are uncertain, depend on various factors, and could be material to Johnson & Johnson’s results computed in accordance with GAAP.

    Johnson & Johnson will conduct a conference call with investors to discuss this news release today at 8:30 a.m., Eastern Time. A simultaneous webcast of the call for investors and other interested parties may be accessed by visiting the Johnson & Johnson website at www.investor.jnj.com. A replay and podcast will be available approximately two hours after the live webcast by visiting www.investor.jnj.com.
Copies of the financial schedules accompanying this press release are available at www.investor.jnj.com/historical-sales.cfm. These schedules include supplementary sales data, a condensed consolidated statement of earnings, reconciliations of non-GAAP financial measures, and sales of key products/franchises. Additional information on Johnson & Johnson, including adjusted income before tax by segment, a pharmaceutical pipeline of selected compounds in late stage development and a copy of today’s earnings call presentation can be found on the company's website at www.investor.jnj.com.

NOTE TO INVESTORS CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position and business strategy. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to, economic factors, such as interest rate and currency exchange rate fluctuations; competition, including technological advances, new products and patents attained by competitors; challenges inherent in new product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; challenges to patents; the impact of patent expirations; the ability of the company to successfully execute strategic plans, including restructuring plans; market conditions and the possibility that the on-going share repurchase program may be delayed, suspended or discontinued; the impact of business combinations and divestitures; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations, including tax laws and global health care reforms; trends toward health care cost containment; changes in behavior and spending patterns or financial distress of purchasers of health care products and services; financial instability of international economies and legal systems and sovereign risk; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; increased scrutiny of the health care industry by government agencies; and the potential failure to meet obligations in compliance agreements with government bodies. A further list and description of these risks, uncertainties and other factors can be found in Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended January 3, 2016, including in Exhibit 99 thereto, and the company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.investor.jnj.com, or on request from Johnson & Johnson. Any forward-looking statement made in this release speaks only as of the date of this release. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.